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                                                                     EXHIBIT 3.2




                            VENUS EXPLORATION, INC.

                                    BY-LAWS





VENUS EXPLORATION, INC.
BY-LAWS
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                            VENUS EXPLORATION, INC.

                                    BY-LAWS


                               Table of Contents

SECTION 1

         Stockholders' Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.3      Time and Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.4      Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.5      Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.6      Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.7      Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.8      Judges of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.9      List of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 2

         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.1      Number, Term, Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.2      Notice of Nominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.3      Organization Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.4      Stated Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.5      Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.6      Business of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.7      Time and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.8      Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.9      Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.10     Attendance by Telephone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.11     Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.12     Action Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.13     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.14     Resignation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.15     Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 3

         Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.1      Executive Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.2      Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.3      Powers Reserved to the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.4      Election of Committee Members; Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.5      Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.6      Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6





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
SECTION 4

         Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.1      Election and Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.3      Duties of Other Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.4      Term of Office and Vacancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.5      Removal of Elected Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.6      Compensation of Elected Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 5

         Shares and Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.1      Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.3      Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.4      Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.5      Record Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 6

         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.1      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.2      Surety Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.3      Signature of Negotiable Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.4      Auditor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 6.5      Indemnification of Officers, Directors, Employees, Agents and Fiduciaries; Insurance  . . . . 8

SECTION 7

         By-Law Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 7.1      By the Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 7.2      By the Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9





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                                    BY-LAWS
                                       OF
                            VENUS EXPLORATION, INC.


                                   SECTION 1

                             Stockholders' Meetings

         Section 1.1 Annual Meetings. Annual meetings of stockholders shall be held each year for the purposes of electing directors and transacting such other business as may properly come before the meeting.

         Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors (the "Board"), or by a committee of the board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these By-Laws, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Special meetings shall be held solely for the purpose or purposes specified in the notice of meeting.

         Section 1.3 Time and Place of Meetings. Subject to the provisions of Section 1.1, each meeting of stockholders shall be held on such date, at such hour and at such place, either within or without the State of Delaware, as fixed by the Board from time to time or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

         Section 1.4 Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall be given not less than ten nor more than 60 days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the time and place of an adjourned meeting of stockholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than 30 days or unless, after the adjournment, a new record date is fixed for the adjourned meeting.

         Section 1.5 Waiver of Notice. anything herein to the contrary notwithstanding, notice of any meeting of stockholders need not be given to any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transacting of any business because the meeting is not lawfully called or convened.

         Section 1.6 Quorum and Manner of Acting. Subject to the provisions of these By-Laws, the Certificate of Incorporation and any statute as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of





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business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all stockholders of the Corporation. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

         Section 1.7      Voting.

                 1.7.1 Stockholders shall be entitled to vote at all elections of directors to the extent provided in or pursuant to the Certificate of Incorporation. Stockholders may vote by proxy but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                 1.7.2 Unless otherwise provided in any statute, the Certificate of Incorporation or these By-Laws, any action which may or is required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Section 1.8 Judges of Election. The votes at each meeting of stockholders shall be supervised by not less than two judges who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The judges shall be appointed by the Board but if, for any reason, there are less than two judges present and acting at any meeting, the chairman of the meeting shall appoint an additional judge or judges so that there shall always be at least two judges to act at the meeting.

         Section 1.9 List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder, shall be prepared and made available for examination during regular business hours by any stockholder for any purpose germane to the meeting. The list shall be available for such examination at the place where the meeting is to be held for a period of not less than ten days prior to the meeting and during the whole time of the meeting.

                                   SECTION 2

                               Board of Directors

         Section 2.1      Number, Term, Vacancies.

                 2.1.1 The number of directors that will constitute the whole Board of Directors of the Corporation will be that number set by a vote of the Board of Directors, subject to the obligations of the various parties to that Property Acquisition Agreement dated as of April 29, 1997, among Xplor Corporation, The New Venus Exploration, Inc., Lomak Production I L.P., and Lomak Resources LLC.

                 2.1.2 The power to fill vacancies on the Board (whether by reason of resignation or otherwise) shall be vested solely in the Board and vacancies may be filled by a majority of the directors then in office, although less than a quorum, unless all directorships are vacant, in which case the stockholders shall fill the then existing vacancies. Any director chosen by the Board to fill a vacancy





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shall hold office only until the next election of directors and until his successor shall be elected and shall have qualified.

         Section 2.2      Notice of Nominations.

                 2.2.1 A nomination for director shall be accepted, and the votes cast for a nominee shall be counted by, the judges of election only if the Secretary of the Corporation has, at least three days prior to the meeting, been advised by the nominee that he consents to being a nominee and if elected, intends to serve as a director.

                 2.2.2 Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the board shall be given by the Chairman on behalf of the Board.

                 2.2.3    Each notice of nomination mailed, as described in
Section 2.2.2 above, to the Secretary of the Corporation shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

                 2.2.4 The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 2.3 Organization Meetings. As promptly as practicable after each annual meeting of stockholders, an organization meeting of the Board shall be held for the purpose of organization, election of officers and the transaction of any other business.

         Section 2.4 Stated Meetings. The Board may provide for stated meetings of the Board.

         Section 2.5 Special Meetings. Special meetings of the Board may be called from time to time by any three directors, by the chief executive officer, or by the chief financial officer of the Corporation in concert with two directors.

         Section 2.6 Business of Meetings. Except as otherwise expressly provided in these By-Laws, any and all business may be transacted at any meeting of the Board; provided, however, that the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice of that meeting.

         Section 2.7 Time and Place of Meetings. Subject to the provisions of Section 2.3, each meeting of the Board shall be held on such date, at such hour and in such place as fixed by the Board or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.





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         Section 2.8      Notice of Meetings.  No notice need be given of any
organization or stated meeting of the Board for which the date, hour and place have been fixed by the Board. Notice of the date, hour and place of all other organization and stated meetings, and of all special meetings, shall be given to each director personally, or by telephone, telegraph or similar electronic transmission or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, addressed to the director at his residence or usual place of business as the same appears on the books of the Corporation not later than four days before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appears on the books of the Corporation not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than the day before the meeting.

         Section 2.9 Waiver of Notice. Anything herein to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 2.10 Attendance by Telephone. Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all directors participating in the meeting can hear one another and participate, and such participation shall constitute presence in person at the meeting.

         Section 2.11 Quorum and Manner of Acting. A majority of the total number of directors at the time provided for pursuant to Section 2.1 shall constitute a quorum for the transaction of business at any meeting of the Board and, except as otherwise provided in these By-Laws, in the Certificate of Incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place.
Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

         Section 2.12 Action Without a Meeting. Any action which could be taken at a meeting of the Board may be taken without a meeting if all of the directors consent to the action in a writing filed with the minutes of the Board.

         Section 2.13 Compensation of Directors. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, may receive compensation for serving as a director and for serving as a member of any Committee of the Board, and may also receive fees for attendance at any meetings of the Board or any Committee of the Board, and the Board may from time to time fix the amount and method of payment of such compensation and fees. The Board may also, by vote of a majority of disinterested directors, provide for and pay fair compensation to directors rendering services to the Corporation not ordinarily rendered by directors as such.

         Section 2.14 Resignation of Directors. Any director may resign at any time upon written notice to the Corporation. The resignation shall become effective at the time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.





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         Section 2.15     Removal of Directors.  Any director may be removed,
either for or without cause, by the affirmative vote of the holders of record of at least two-thirds (2/3) the outstanding shares of stock entitled to vote, and the vacancy in the Board caused by such removal shall be filled as provided in the Certificate of Incorporation; provided, that where the holders of any class or series are entitled to elect one or more directors the provisions of this section shall apply, in respect of removal without cause of a director or directors so elected, to the vote of the outstanding shares of that class or series.

                                   SECTION 3

                      Committees of the Board of Directors

         Section 3.1 Executive Committee. By resolution adopted by an affirmative vote of the majority of the whole Board, the Board may appoint an Executive Committee consisting of the chief executive officer of the corporation, ex officio as a non-voting member if he is not otherwise a director, and two or more other directors, and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have all the power and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board by Section 3.3. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board.

         Section 3.2 Other Committees. By resolution adopted by an affirmative vote of the majority of the whole Board, the Board may from time to time appoint such other Committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the Committee, and may delegate to each such Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board pursuant to Section 3.3. Each such Committee shall keep a record of its acts and proceedings.

         Section 3.3 Powers Reserved to the Board. No Committee of the Board shall take any action to amend the Certificate of Incorporation or these By-Laws, adopt any agreement to merge or consolidate the Corporation, declare any dividend or recommend to the stockholders of a sale, lease or exchange of all or substantially all of the assets and property of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation; nor shall any Committee of the Board take any action which is required in these By-Laws, in the Certificate of Incorporation or by statute to be taken by a vote of a specified proportion of the whole Board.

         Section 3.4 Election of Committee Members; Vacancies. So far as practicable, members of the Committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board and, unless sooner discharged by an affirmative vote of the majority of the whole Board, shall hold office until the next organization meeting of the Board and until their respective successors are appointed. In the absence of disqualification of any member of a Committee of the Board, the member or members (including alternates) present at any meeting of the Committee and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member. Vacancies in Committees of the board created by death, resignation or removal may be filled by an affirmative vote of a majority of the whole Board.





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         Section 3.5      Meetings.  Each Committee of the Board may provide
for stated meetings of such Committee. Special meetings of each Committee may be called by any two members of the Committee. The provisions of Section 2 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each Committee of the Board, except that the references in such provisions to the directors and the Board shall be deemed respectively to be references to the members of the Committees and to the Committee.

         Section 3.6 Quorum and Manner of Acting. A majority of the members of a Committee of the Board shall constitute a quorum for the transaction of business at meetings of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

                                   SECTION 4

                                    Officers

         Section 4.1 Election and Appointment. The elected officers of the Corporation shall consist of a Chairman, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other elected officers as shall from time to time be designated by the Board. The Board shall designate from among such elected officers a chief executive officer and a chief financial officer of the Corporation and may from time to time make, or provide for, other designations it deems appropriate. The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except no person may at the same time be both the chief executive and the chief financial officer.

         Section 4.2 Duties of Chief Executive Officer. In the absence of the Chairman, the chief executive officer of the corporation shall preside at all meetings of stockholders and at all meetings of the Board and the Executive Committee and, except to the extent otherwise provided in these By-Laws or by the Board, shall have general authority to execute any and all documents in the name of the Corporation and to supervise and control all of the business and affairs of the Corporation. In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief financial officer or by such other officer in writing or (failing such designation) by the Executive Committee or the Board.

         Section 4.3 Duties of Other Officers. The other officers of the Corporation shall have such powers and duties not inconsistent with these By-Laws as may from time to time be conferred upon them in or pursuant to resolutions of the Board, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board shall assign to one or more of the officers of the corporation the duty to record the proceedings of the meetings of the stockholders and the Board in a book to be kept for that purpose.

         Section 4.4 Term of Office and Vacancy. So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected. If a vacancy should occur in any office, the Board may elect a successor for the remainder of the term of that office. Appointed





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officers shall hold office at the pleasure of the Board.  Any officer may resign by written notice to the Corporation.

         Section 4.5 Removal of Elected Officers. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board at a meeting called for that purpose.

         Section 4.6 Compensation of Elected Officers. The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board.

                                   SECTION 5

                         Shares and Transfers of Shares

         Section 5.1 Certificates. Every stockholder shall be entitled to a certificate signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the class and number of shares owned by him in the Corporation; provided, that, where such certificate is countersigned by a Transfer Agent or Registrar, the signature of any such Chairman, President, Vice President Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as if he or they were such officer or officers at the date of issue.

         Section 5.2 Transfer Agents and Registrars. the Board may, in its discretion, appoint one or more responsible banks or trust companies from time to time, to act as Transfer Agents and Registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         Section 5.3 Transfers of Shares. Shares of the Corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

         Section 5.4 Lost Certificates. In case any certificate for shares of the Corporation shall be lost, stolen or destroyed, the Board, in its discretion, or any Transfer Agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Registrar (if any); provided, that, in each such case, the applicant for a substituted certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, if the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may then be required.





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         Section 5.5      Record Dates.  In order that the Corporation may
determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall be not more than sixty nor less than ten days before the date of any meeting of stockholders, and not more than sixty days prior to any other action. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the Board shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

                                   SECTION 6

                                 Miscellaneous

         Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

         Section 6.2 Surety Bonds. The chief financial officer, the treasurer, each Assistant Treasurer, and such other officers and agents of the Corporation as the Board may from time to time direct shall be bonded at the expense of the Corporation for the faithful performance of their duties in such amounts and by such surety companies as the Board may from time to time determine.

         Section 6.3 Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board.

         Section 6.4 Auditor. The Board shall appoint an Auditor to discharge the duties provided for herein. Among other duties, it shall be the duty of the Auditor so appointed to make periodic audits of the books and accounts of the Corporation. After the close of the fiscal year and in accordance with applicable law, the stockholders shall be furnished with consolidated financial statements of the Corporation and its consolidated subsidiaries, as at the end of such fiscal year, duly certified by such Auditor, subject to such notes or comments as the Auditor shall deem necessary or desirable for the information of the stockholders.

         Section 6.5 Indemnification of Officers, Directors, Employees, Agents and Fiduciaries; Insurance.

                 (a) The Corporation shall indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section 6.5 or as such laws may be amended from time to time, to the full extent permitted by such laws, any person (and their heirs and legal representatives or any such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, agent, or fiduciary of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.





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                 (b)      By action of the Board, notwithstanding any interest
         of the directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board deems appropriate on behalf of any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section.

                                   SECTION 7

                               By-Law Amendments

         Section 7.1 By the Stockholders. These By-Laws may be amended by the stockholders at a meeting called for the purpose in any manner not inconsistent with any provision of law or the Certificate of Incorporation. Notwithstanding the preceding sentence, amendment of these By-Laws so as to increase the number of directors above twelve shall require the affirmative vote of eighty (80%) percent of the stockholders entitled to vote in an election of directors.

         Section 7.2 By the Directors. These By-Laws may be amended by the affirmative vote of a majority of the whole Board in any manner not inconsistent with any provision of law or the Certificate of Incorporation.





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